UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2026
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In order to regain compliance with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that issuers maintain a minimum of $2.5 million in stockholders’ equity, on April 27, 2026, P3 Health Partners Inc. (the “Company”), and P3 Health Group, LLC, a wholly owned subsidiary of the Company (“P3HG”), entered into a Debt Exchange Agreement (the “Exchange Agreement”) with various affiliates of Chicago Pacific Founders, the largest stockholder and debtholder, directly or through affiliates, of the Company (“CPF,” and such affiliates, the “Holders”). Pursuant to the Exchange Agreement, approximately $252,479,967 of outstanding promissory notes, including principal, accrued interest, and back-end fees (collectively, the “Debt”), will be exchanged for preferred stock that is not convertible, does not have voting or preemptive rights, is not registered or listed, and has a stated value of $100 per share. The Company may redeem the preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $100.00 per share, plus any accumulated and unpaid dividends. Following the consummation of the Exchange Agreement, the Company believes it will have sufficient stockholders’ equity to comply with the Listing Rule.

The Debt will be converted into several series of preferred stock having identical terms, other than the dividend rate, with dividends payable only when, as and if declared by the Company’s board or on the occurrence of certain specified liquidity events. At the sole election of the Company, such dividends may be paid in cash legally available for the payment of dividends or in-kind in the form of the issuance of additional shares of preferred stock. $49,784,252.30 of the Debt will be exchanged for 497,843 shares of Series A 13.5% Cumulative Preferred Stock; $39,550,272.32 of the Debt will be exchanged for 395,503 shares of Series B 17.5% Cumulative Preferred Stock; and $163,145,442.42 of the Debt will be exchanged for 1,631,456 shares of Series C 19.5% Cumulative Preferred Stock.

In addition to the Exchange Agreement, on the same date, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with affiliates of CPF pursuant to which the Company agreed to issue up to $70 million of units (the “Units”) in multiple tranches. The Units consist of (i) shares of the Company’s Series D 19.5% Cumulative Preferred Stock (the “Series D Preferred Stock”), and (ii) warrants to purchase Class A Common Stock (the “Common Stock”), exercisable for a number of shares of Common Stock equal to 0.66333% of the outstanding Class A and Class V Common Stock of the Company per $1,000,000 of amount funded, with an exercise price equal to the Nasdaq Minimum Price on the date of issuance of the applicable warrant and a term of seven (7) years from the date of issuance. The Company sold $10 million of Units in the initial closing of the Purchase Agreement and $60 million of Units remain available for purchase in future tranches, provided that the conditions to closing such additional purchases are satisfied as of the time of any future closing. The Series D Preferred Stock has terms that are identical to the other series of preferred stock, other than the dividend rate.

The series of preferred stock described above are on parity with each other, and rank, with respect to rights to payment of dividends and distribution of assets in connection with the Company’s liquidation, dissolution or winding up, senior to all classes or series of the Company’s Common Stock and to all other equity securities issued by the Company.

The Company issued the securities described herein in reliance on exemptions from securities registration requirements, including the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The preferred stock issued in connection with the transactions described above is not convertible, does not have voting or preemptive rights, and is not registered or listed. The acquirors represented that each is an “accredited investor” as defined in Rule 501(a) of Regulation D and that the securities are being acquired for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof. Neither the Company nor any person acting on its behalf engaged in any form of general solicitation or general advertising in connection with the issuance of securities described above.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement with the Commission covering the resale of the shares of Common Stock issuable on exercise of the Warrants, subject to any approval of stockholders required by Nasdaq.

In connection with the Purchase Agreement, the Company entered into a third amended and restated letter agreement (the “Third Amended and Restated Letter Agreement”) with Chicago Pacific Founders GP, L.P., a Delaware limited partnership (“CPF GP I”), Chicago Pacific Founders GP III, L.P., a Delaware limited partnership (“CPF GP III”), and Chicago Pacific Founders GP IV, L.P., a Delaware limited partnership (“CPF GP IV”) (on behalf of the funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner, certain funds of which CPF GP IV is the general partner and/or certain of their affiliated entities and funds (collectively, the “CPF Parties”)). Pursuant to the Third Amended and Restated Letter Agreement, (i) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to designate one additional independent member of the Company’s board of directors, who must be independent and satisfy all applicable requirements regarding service as a director of the Company under applicable law and SEC and stock exchange rules, (ii) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to certain information rights and protective provisions, and (iii) the CPF Parties agreed to extend the standstill restriction from January 1, 2026 to January 1, 2027 that limits the ownership of the CPF Parties to 49.99% of the Company’s issued and outstanding shares of Common Stock.

Because the CPF affiliates involved in the transactions described above may be deemed to be related parties, a special committee of the Company’s board negotiated, approved, and authorized the transactions described herein.

The foregoing descriptions of the Exchange Agreement, Purchase Agreement, preferred stock terms, Registration Rights Agreement, and Third Amended and Restated Letter Agreement are only summaries and are qualified in their entirety by reference to the full text of each such document, which will be filed with the Commission.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designation of Series A, B, C, and D Cumulative Preferred Stock
10.1	Debt Exchange Agreement, dated April 27, 2026, by and between P3 Health Partners, Inc. and the Purchasers named therein
10.2	Series D Purchase Agreement, dated April 27, 2026, by and between P3 Health Partners, Inc. and the Purchasers named therein
10.3	Form of Registration Rights Agreement by and between P3 Health Partners, Inc. and the Purchasers named therein
10.4	Form of Warrant
10.5
Third Amended and Restated Letter Agreement, dated April 27, 2026, by and among P3 Health Partners Inc., Chicago Pacific Founders GP, L.P., Chicago Pacific Founders GP III, L.P., and Chicago Pacific Founders GP IV, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	April 28, 2026	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer